UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2006

TraceGuard Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50329	98-0370398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Avenue, 9th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 401-5969

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On December 11, 2006, TraceGuard Technologies, Inc. (the “Company”) completed a private placement of 1,428,571 units for a total purchase price of $1,000,000 or $.70 per unit. Each unit consists of (i) one share of the Company's common stock, (ii) a warrant to purchase one share of the Company's common stock at an exercise price of $1.50 per share, exercisable for a period of 12 months, and (iii) a warrant to purchase one share of the Company's common stock at an exercise price of $2.50 per share, exercisable for a period of 36 months. The Company provided the investor certain anti-dilution protection for a three month period. The aforementioned warrants and rights were subject to a limitation that the investor would not have or acquire as a result of exercising such rights "beneficial ownership" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934) of 5% or more of the outstanding common stock of the Company. If the investor cannot exercise such warrants or rights due to the restriction on beneficial ownership, the exercisability of such warrants or rights would be deferred until the investor was able to exercise such warrants or rights without acquiring beneficial ownership of 5% or more of the outstanding common stock.

The aforementioned securities were issued in reliance upon the exemption afforded by the provisions of Regulation S, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, based on the fact that at the time of the offer and sale of such securities to the investor, the investor was not inside the U.S., and in reliance on the investors' representations that it was not a "U.S. person" (as defined in Regulation S) and it was not acquiring the securities for the account or benefit of any U.S. person. In addition, the securities bear a Regulation S restrictive legend.

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the investment described above, on December 11, 2006, the Company also entered into an amendment of its license agreement with TraceTrack Technology, Ltd., dated February 15, 2006 (previously filed as Exhibit 10.1 to the Company's filing on Form 8-K dated February 16, 2006), pursuant to which the Company is licensed to employ certain intellectual property owned by TraceTrack in its business. The amendment eliminated the right of TraceTrack to terminate the license if certain development milestones were not achieved by the Company. Dr. Freddy Ornath, who owns approximately 32% of the Company's common stock, is the owner through another entity, of TraceTrack Technology, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2006
TRACEGUARD TECHNOLOGIES, INC.

	By:	/s/ David Ben-Yair
Name: David Ben-Yair Title: Chief Financial Officer